Exhibit 1

Trian’s Discussion Points April 17, 2015 © 2015 Trian Fund Management, L.P. All rights reserved.

Disclosure Statement And Disclaimers 2 Additional Information Trian Fund Management, L.P. (“Trian”) and the investment funds that it manages that hold shares of E.I. du Pont de Nemours an d C ompany (collectively, Trian with such funds, “Trian Partners”) together with other Participants (as defined below), filed a definitive proxy statem ent and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) on March 25, 2015 to be used to solicit proxies in connection wi th the 2015 Annual Meeting of Stockholders of E.I. du Pont de Nemours and Company (the “Company”), including any adjournments or postponements thereof o r a ny special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solici tat ion (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are adv ised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 201 5 A nnual Meeting because they contain important information, including additional information relating to the Participants. Trian Partners’ definitive pr oxy statement and a form of proxy have been mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection wi th the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents f ile d by Trian Partners with the SEC are also available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 M adi son Avenue, New York, New York 10016 (call collect: 212 - 929 - 5500; call toll free: 800 - 322 - 2885) or email: proxy@mackenziepartners.com General Considerations This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a sol icitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presen tat ion represent the opinions of Trian Partners, and are based on publicly available information with respect to the Company and the other companies referred to herein. Trian Pa rtners recognizes that there may be confidential information in the possession of the companies discussed in this presentation that cou ld lead such companies to disagree with Trian Partners’ conclusions. Certain financial information and data used herein have been derived or obtained f rom filings made with the SEC or other regulatory authorities and from other third party reports. Trian Partners currently beneficially owns shares of the Com pany. Trian Partners has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indica tin g the support of such third party for the views expressed herein. Trian Partners does not endorse third - party estimates or research which are used in this p resentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the S EC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contai ned in any third party, SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation, including re tur n on invested capital (“ROIC”) and investment values have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealize d v alues reflected in this presentation will be realized. This is not meant to be, nor is it, a prediction of the future trading price or market value of securities of the Company. T here is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities m ay not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Tri an Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this presentation, but there can be no assuran ce or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian P art ners disclaims any obligation to update the data, information or opinions contained in this presentation. Note: Disclosure Statement and Disclaimers are continued on the next page

Disclosure Statement And Disclaimers (cont’d) 3 Forward - Looking Statements This presentation contains forward - looking statements. All statements contained in this presentation that are not clearly histor ical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportun ity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, un certainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or ac hievements expressed or implied by such projected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predic t a ccurately and many of which are beyond the control of Trian Partners . Although Trian Partners believes that the assumptions underlying the projected results or forward - looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and, therefore, the re can be no assurance that the projected results or forward - looking statements included in this presentation will prove to be accurate . In light of the significant uncertainties inherent in the projected results and forward - looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be mad e t o any projected results or forward - looking statements in this presentation to reflect events or circumstances after the date of such p rojected results or statements or to reflect the occurrence of anticipated or unanticipated events . Not An Offer to Sell or a Solicitation of an Offer to Buy Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds managed by Trian are in the business of trading -- buying and selling -- securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings in open market transactions or o the rwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, cal ls or other derivative instruments relating to such shares . Consequently , Trian Partners’ beneficial ownership of shares of, and/or economic interest in, the Company‘s common stock may vary over time depending on various factors, with or without regard to Trian Partners’ views of the Company’s business, prospects or valuation (including the market price of the Company ’s common stock), including without limitation, other investment opportunities available to Trian Partners, concentration of positions in the portfolios managed by Trian, conditions in the securities markets and general economic and industry conditions . Trian Partners also reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of th eir respective owners, and Trian Partners’ use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

4 Introduction

5 Trian Overview ▪ Trian Fund Management, L.P. is an investment management firm with ~$11.4bn of assets under management, including callable commitments.* ▪ F ounded in November 2005 by its Principals, Nelson Peltz, Peter May and Ed Garden ▪ Invests in world - class companies with leading brands and products ▪ Trian is constructive, long - term, operational, and strategic Note : The companies shown on this page reflect all of investments made by Trian since Trian’s inception in November 2005 through December 31 , 2014 : (i) for which Trian has filed a Schedule 13 D or 13 G or made a similar non - U . S . filing or other notification with respect to its investment in the company or (ii) that were or are a publicly disclosed activist position in which funds managed by Trian invested at least $ 700 m of capital (the representative size of Trian’s current activist investments), and where Trian (x) had a designee or nominee on the Board and/or (y) wrote a “white paper” and met with management . While Trian expects to maintain concentrated portfolios and occasionally take an active role with respect to certain investments, Trian expects to own, and in the past has owned, a number of other investments including passive investments . The companies shown on this page do not represent all of the investments purchased or sold for Trian clients and it should not be assumed that any or all of these investments were or will be profitable . * As of 4 / 1 / 15 . Includes $ 840 mm of callable commitments to an investment vehicle formed to co - invest with other funds managed by Trian . = Portfolio companies of which a Trian partner or designee serves or served on the Board

Long - Term ▪ Still on the board of early investments (Wendy’s - invested in 9 years ago) ▪ Shareholder/board representation at Heinz until acquisition by 3G Capital and Warren Buffett/Berkshire Hathaway (2006 through 2013) ▪ Invested in Family Dollar in 2010, on board 2011 - present and continued to own stock through the date shareholders approved sale to Dollar Tree in 2015 ▪ Stable capital base: Substantial amount of capital locked up for multi - year periods Constructive and Responsible ▪ Management teams at portfolio companies often serve as references for Trian ▪ Only one proxy contest since inception (Heinz - - 2006) ▪ Recently announced Trian Advisory Partners – includes Bill Johnson, former Chairman & CEO of Heinz, Dennis Reilley, former Chairman & CEO of Praxair, and Dennis Kass, former Chairman of Legg Mason, each of whom has worked with Trian in the boardroom ▪ Trian played a leading role in defending Family Dollar Board when dissident shareholders surfaced as the company pursued a strategic transaction ▪ Publicly expressed support for The Bank of New York Mellon management when dissident surfaced ▪ See www.DuPontCanBeGreat.com for what directors who have served on boards with Nelson Peltz, CEOs of companies in which Trian has invested, and prominent investors, business executives and union leaders have to say about Trian Track Record ▪ Principals have a 40 - year track record building / fixing companies (including a Harvard Business School case study on Snapple turn - around) (1) ▪ Long track record of working with companies to help drive the income statement ▪ Built and ran a Fortune 100 Industrial company - - Triangle Industries/American National Can Company Trian: Key Takeaways (1) Harvard Business School Case Study: N9 - 599 - 126, August 19, 1999 6

Trian’s Highly Qualified Nominees 7 Nelson Peltz CEO & Founding Partner of Trian John Myers Former President & CEO of GE Asset Management Arthur Winkleblack Former EVP & CFO at H.J. Heinz Robert Zatta Former CEO and CFO at Rockwood Holdings Alternate Nominee (1) : Ed Garden CIO & Founding Partner of Trian ; Director of Family Dollar, The Bank of New York Mellon, and Wendy’s (1) As disclosed in Trian’s definitive proxy statement, Edward Garden will serve as an alternate nominee in addition to or in place of Trian’s other nominees under the following circumstances: ( i ) the Company purports to increase the number of directorships prior to the 2015 Annual Meeting, (ii) the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of d isq ualifying any of Trian’s nominees and/or (iii) any of Trian’s nominees is unable (due to death, disability or otherwise) or hereafter becomes unwilling for any reason to serve as a director.

Trian’s Investment Thesis For DuPont ▪ When Trian issued its Summary White Paper (September 2014), Trian arrived at an implied target value per share in excess of $120 (1) by the end of 2017, a 21% internal rate of return (IRR) for shareholders holding DuPont stock during this period ▪ The Key Assumptions for Trian’s Analysis in its Summary White Paper were as follows: – Valuation: 9.9x blended next twelve months (NTM) Enterprise Value (EV)/EBITDA multiple (2) – Best - in - class operating performance : Revenue growth and margins in - line with peers and management long - term targets o Models 410bps of margin improvement from 2014 - 2018 • If one assumes a ~30% flow - through on incremental revenue, the resulting cost savings implied by the model would be less than $1bn of cost savings (4) – Prudent Leverage: 2x net debt/EBITDA across the businesses as a whole; maintain investment grade rating – Focus on Returns to Shareholders: Grow dividend at 10% compounded annual growth rate (CAGR); assuming all excess free cash flow returned to shareholders – Tax Rate: 33% tax rate (higher than the 22% expected by the Company in 2015 (5) ) across the business to provide flexibility with free cash flow 8 Note: For more detail regarding this analysis, see “Trian Implied Target Value Analysis For DuPont Stock”, filed with the Sec uri ties and Exchange Commission (SEC) on April 17, 2015. (1) The Open Letter to the DuPont Board (Trian Summary White Paper) dated September 16, 2014 is available at www.DuPontCanBeGreat.com . This is not meant to be, nor is it, a prediction of the future trading price or market value of DuPont stock . There can be no assurance or guarantee with respect to the prices at which DuPont stock will trade, and such stock may not trade at pr ices that may be implied herein. (2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Assumes 6% increase in the NTM EV/EBITDA mu ltiple based on DuPont’s consensus valuation as of September 2014. (3) Current NTM EV/EBITDA multiple based on consensus estimates for 2015 EBITDA (per Bloomberg, as of April 16, 2015, intraday st ock price). (4) Trian estimates that consolidated DuPont is burdened by $2 - 4bn of excess corporate costs. See pages 71 and 72 of Trian’s White Paper which was filed with the SEC on February 17, 2015 and is available at www.DuPontCanBeGreat.com . (5) See the Company’s Investor Presentation dated January 27, 2015. Trian believes the implied value calculation could have additional upside based on our view of $2 - 4bn of excess costs

Actions Speak Louder Than Words: The CEO Seems to Lack Confidence In DuPont’s Share Price 9 Source: Capital IQ, Bloomberg and SEC Filings . (1) Information based on Form 4 filings and Company proxy statements. Trian’s analysis is conducted on a “net share - settled basis ”. As such, when calculating ownership and share sales, Trian deducts the cash/shares required to exercise the options (i.e., Trian uses “treasury stock method” to calculate the CEO’s ownership ). For options exercised, Trian uses the share price on the date the options were exercised to estimate the net shares sold / owned . Trian’s analysis takes into account (i) shares directly owned at the beginning of Trian’s investment, (ii) RSUs that have vested over the peri od of Trian’s ownership, (iii) performance - based stock units that have vested over the period (net of taxes), and (iv) net shares from options exercisable over the period . (2) Information based on DuPont Form 4 filings. The $80 million estimate reflects the gross amount of stock sold by Ellen Kullman for reasons other than the payment of taxes since Trian first invested. The estimate is based on the average dollar amount specified in the applicable Form 4 multiplied by the number of shares sold. According to SEC filings, most of these sales of DuPont shares were made purs uan t to Rule 10b5 - 1 trading plans. While Rule 10b5 - 1 trading plans provide for automatic purchases or sales pursuant to formula or similar method for determining the amount, price and/or date of the transaction, Rule 10b5 - 1 trading plans may generally be terminated or amended prior to their predetermined end. For additional information, see page 91 of the Trian White Paper which was filed with the SEC on February 17, 2015, and is available at www.DuPontCanBeGreat.com Kullman exercises & sells options worth ~23% of her stake, at a 15 - year high Option exercised & sold ▪ The CEO sold ~54% (1) of her stock (~$80m) (2) after Trian first invested ▪ 23% (1) of her equity position was sold in the week after the release of Trian’s Summary White Paper (September 2014), when the stock hit a new 15 - year - high of $72.83 ▪ Despite rhetoric about a “higher growth, higher value strategy,” the CEO is not willing to “put her money where her mouth is” ▪ Sold from long - term incentives and from stock options she had been granted, most of which did not expire until 2016 or 2017 ▪ We believe the reason management receives equity as part of compensation is to ensure their interests are aligned with the long - term interests of shareholders. The intention is not for management to sell prematurely ▪ Ask yourself: If the CEO and Board members truly believed in their strategy wouldn’t they be buying stock? Ellen Kullman’s Cumulative Share Sales Over Time Stockholders award management long - term incentives to ensure an alignment of interests. The intention is not for management to sell prematurely. Trian Summary White Paper released

10 DuPont’s Track Record of Underperformance

$72.25 $4.32 $3.77 $3.88 $4.01 $4.10 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 $38.00 $48.00 $58.00 $68.00 $78.00 DuPont Stock Price Actual/Guided EPS 2011 2012 2013 2014 2015E Recent Stock Price Strength Not Driven By Fundamentals 11 DuPont Stock Price vs. Actual/Guided EPS DuPont Stock Price $ ▪ DuPont’s stock price has risen ~45% since Trian’s initial investment, yet EPS is below 2011 levels − While DuPont boasts about its total return of 266% from 12/31/08 to 12/31/14, 116% of that return resulted from share price appreciation after Trian invested (1) ▪ We believe DuPont’s recent share price performance reflects the market’s desire for Trian’s involvement (2) Trian invested in DuPont Trian Summary White Paper released $5bn share repurchase a nnounced ($2bn in 2014) DuPont announced PChem spin 2014 guidance reduced by 6%, projecting 3 - 6% growth. Announced $625m cost savings initiative (3) Source: Capital IQ, DuPont Press Releases and transcripts of earnings release conference calls. (1) Source: DuPont presentation filed 1/9/15. 116% accounts for impact of share price appreciation from March 15, 2013 (date of Trian’s initial investment) to December 31, 2014. (2) While Trian believes that such share price appreciation is attributable to Trian’s involvement as a DuPont stockholder, t her e is no objective method to confirm what portion of such appreciation was attributable to Trian’s involvement and what portion may have been attributable to other factors. (3) Represents announcement of Fresh Start Initiative, a $1bn cost saving plan, at the time, that includes $375m of costs tra nsf erred to Performance Chemicals. DuPont increased total program size to $1.3bn on 1/27/2015. Actual/Guided EPS

DuPont’s EPS Growth Since 2011 Is Bottom Quartile, Regardless Of The Peer Group Source : Company SEC filings. Note : Uses Fiscal Year of each company that most closely approximates the calendar year. (1) EPS figures for peers adjusted for non - operating pension / OPEB (other post - employment benefits) for comparability with DuPont. DuPont EPS Growth vs. DuPont Proxy Peers (2011 – 2014) (1) DuPont EPS Growth vs. Diversified Industrials And Chemicals Peers (2011 – 2014) (1) 73% 64% 39% 38% 30% 24% 21% 20% 18% 15% 14% 13% 6% 1% - 6% - 7% - 10% - 13% MON BA IR JCI HON UTX DOW MMM JNJ EMR KMB BAX PG APD SYNN DD MRK CAT 44% 39% 34% 30% 29% 29% 26% 24% 21% 21% 20% 15% 2% - 3% - 7% - 11% EMN IR FMC HON DHR GE HUN UTX DOV DOW MMM EMR CE ETN DD BASF 12

13 DuPont’s EPS Growth Versus Diversified Industrials And Chemicals And Over The Latest Cycle And Longer Time Horizons Note: Excludes companies that were not public during the relevant time period. Note : Uses Fiscal Year of each company that most closely approximates the calendar year. Source: Trian calculations, company SEC filings , EPS figures for peers adjusted for non - operating pension / OPEB (other post - employment benefits) for comparability with DuPont. 417% 313% 218% 161% 149% 144% 141% 128% 113% 93% 69% 53% 25% 10% FMC EMN DHR DOV EMR BASF UTX HON ETN MMM IR DD DOW GE 1,745% 1,172% 912% 679% 532% 508% 360% 345% 335% 237% 229% 123% 100% DHR UTX BASF FMC IR DOV MMM ETN EMR HON GE DOW DD 166% 156% 107% 91% 66% 59% 57% 55% 52% 40% 39% 36% 35% 30% - 12% - 23% FMC EMN HUN DHR IR DOV UTX HON MMM CE EMR ETN BASF DD DOW GE 20 - Year ( 1994 - 2014) 10 - Year (2004 - 2014) Latest Cycle (2007 - 2014)

DuPont Has Been Pursuing The “Higher Growth, Higher Value” Strategy For Years, Which Has Only Led to Declines $15 $30 $45 $60 $75 $90 May-98 Sep-01 Jan-05 May-08 Sep-11 Jan-15 Sale of Coatings Sale of INVISTA Acquires remaining 80% of Pioneer Separation of Conoco announcement DuPont completes Conoco split - off Danisco acquisition Sale of Pharmaceuticals Trian initial i nvestment Day prior to Trian ownership m ade p ublic (7/2013) Unaffected Stock Price (4) Has Declined - 11% Since the Separation of Conoco (16+ years) A nd Down - 20% From Peak (5/20/98) ▪ Since ’98, DuPont has continually restructured the portfolio to no avail – Divested >$34bn in revenue (1) and acquired over $11bn in revenue (2) vs DuPont’s current ~$35bn (3) revenue base ▪ M anagement claimed DuPont would be positioned for higher growth and profitability at the sale of INVISTA: – " With the anticipated sale of INVISTA, DuPont will be a smaller company with the potential for higher growth and profitability …But unlocking that potential means doing things differently. If we are to meet our earnings growth objectives – which we will – we cannot support the complexity and cost entailed by diverse and specialized organizations and processes. The actions we are announcing today are necessary to ensure the near - and long - term competitiveness of DuPont.” – Press release, 12/1/2003 ▪ Yet , DuPont’s stock price has declined over a 16 year period Source: Bloomberg, Cap IQ as of 4/16/15 and SEC Filings. (1) Represents significant divestitures. Full year of revenue at DuPont before being separated (Conoco in 1997, Pharmaceuticals i n 2 000, Textiles in 2003, Coatings in 2011). Does not include the proposed spin - off of Performance Chemicals which has not yet closed. (2) Revenue at time of acquisition was nearly $5bn, but is now estimated by Trian to be over $11bn assuming 68% of Agriculture (b ase d on 10 - K) and 67% of Nutrition and 100% of Industrial Bio are revenues from acquired businesses (based on 2013 Data Book). (3) 2014 revenue includes Performance Chemicals. (4) Unaffected share price refers to September 16, 2014, the day prior to press reports of Trian’s Summary White Paper. (5) Total Shareholder Return (TSR) from announcement of Conoco IPO through the day prior to the release of Trian’s Summary White Pap er (5/8/1998 – 9/16/2014). DuPont S&P 500 S&P Chem TSR (5) 55% 144% 257% 14

15 Root Cause Of DuPont’s Underperformance

10% - 12% 7 - 9% 6.6% 3.2% 2011 Target 2013 Target Novozymes DuPont Why DuPont Underperformed: Failure To Deliver Target Or Peer Level Organic Revenue Growth Source: SEC filings and Wall Street research. Note : Sales compounded annual growth rates (CAGRs) exclude currency and M&A when possible; as DuPont does not disclose currency p er segments, Sales CAGR for DuPont excludes only portfolio changes. The peers for Performance Materials are Celanese Advanced Engineered Materials and BASF Plastics; the peers for Crop Pr otection are Syngenta’s crop business, FMC Agriculture, Bayer CropScience and BASF Agricultural; the peers for Nutrition & Health are Chr. Hansen Cultures and Enzymes, Tate & Lyle Special ty Food, Royal DSM Nutrition, Kerry Ingredients and Flavours and FMC Health and Nutrition ; the peers for Performance Chemicals are Huntsman Pigment, Tronox Pigment, Kronos, Arkema Industrial, Daikin Chemicals and Hon eyw ell Performance Materials. Note : Uses 3M Safety and Graphics and BASF functions, materials and solutions for 2013 & 2014 as both companies changed segments in FY13. Note : For companies that have not yet reported full year 2014 results, assumes that year to date organic growth represents full year 2014 organic growth. (1) Segments presented above contribute 71% of total DuPont revenue base. Agriculture Crop contributes 32% of the Agriculture seg men t’s revenue (based on 2014 Form 10 - K). Excluding Agriculture Crop, the remaining segments presented above contribute 61% of DuPont’s revenue base. (2) Timeframe starting the year after DuPont acquired Danisco . Calculates a weighted average organic growth rate over time using reported quarterly metrics. (3) Begins in 2008 to capture current management tenure. (4) Agriculture Crop growth does not exclude M&A. Estimates from data book (Crop as a percentage of agriculture or agriculture an d n utrition segment for 2008 - 2013). 2014 revenue from 2014 Form 10 - K. (5) Note: Agriculture growth targets for DuPont’s full segment apply to both seeds and crop protection, not specified for one or the other. (6) Uses 3M Safety and Graphics for 2013 and 2014 and 3M Safety, Security and Protection segment for the prior years. Performanc e Materials ( 2008 - 2014 CAGR (3) ) Agricultur e – Crop (2008 - 2014 CAGR (3)(4)(5) ) Industrial Biosciences (Q212 - Q4 14 CAGR (2) ) Nutrition and Health ( Q212 - Q414 CAGR (2) ) 7 - 9% 7 - 9% 4.2% 3.0% 2011 Target 2013 Target Peers DuPont Safety and Protection (2008 - 2014 CAGR (3) ) Performance Chemicals ( 2008 - 2014 CAGR (3) ) 4 - 6% 3 - 5% 4.5% 1.9% 2011 Target 2013 Target Peers DuPont 8 - 10% 5 - 7% 3.2% - 0.2% 2011 Target 2013 Target 3M Segment DuPont 8 - 10% 8 - 10% 8.1% 5.7% 2011 Target 2013 Target Peers DuPont 6 - 8% 3 - 5% 3.4% 1.3% 2011 Target 2013 Target Peers DuPont ▪ DuPont’s organic revenue growth has trailed peers in 5 of 7 segments (~ 71% of revenues) (1) and has rarely met its own goals (6) 16

26% 23% 3M Segment DuPont 35% 21% Novozymes DuPont 23% 17% Peers DuPont Why DuPont Underperformed: Failure To Deliver Peer Level Margins 30% 22% 28% 23% Monsanto Crop Protection Peers Blended Peers (3) DuPont Agriculture (1) Nutrition & Health (1) 24% 16% Peers DuPont Source: SEC filings and Wall Street research. EBITDA includes a portion of unallocated corporate costs (allocated by revenue to the r esp ective segment) and is adjusted for impairments and other non - recurring charges. DuPont, Monsanto, and Syngenta adjusted to exclude non - operating pension and OPEB. Novozymes does not disclose whether is has a defined contribution plan. As the other peers are segments of a company, rather than the whole company, and pension is not easily allocable, does not add back non - operating pension and OPEB for the other peer s. Financials converted to US dollars at average exchange rate for year. Peers for Electronics are Air Products Materials Technologies, 3M Electronics & Energy, Dow Electronics & Functional Materials. Peers for Agriculture are Monsanto, BASF Agriculture Solutio ns, Bayer CropScience, FMC Agriculture Solutions, Syngenta. Peers for Nutrition are Chr Hansen Cultures and Enzymes, Tate & Lyle Specialty Food Ingr edi ents, Royal DSM Nutrition, Kerry Ingredients and Flavours, and FMC Health & Nutrition. (1) Uses CY2014 data for each company unless not available. LTM ending 9/30/2014 for Tate and Lyle, which reports semi - annually. LTM 11/30/2014 financial for Chr Hansen. Certain peers only disclose segment - level depreciation and amortization in annual reports, which may not have been released yet for 2014 (or the relevant period includ ed) . As such, Trian assumes each segment’s depreciation is of a similar proportion to the most recently available full - year figures. (2) Uses 3M Safety and Graphics. (3) “Blended Peers” refers to a 68% weighting of Monsanto's margin and a 32% weighting of Crop Protection Peers’ margins, reflecting DuPont’s Agriculture segment’s business mix (68% seed/32% crop). ▪ DuPont’s EBITDA margins have lagged peers in 5 of 7 segments (~ 64% of revenues) (2) 17 Industrial Biosciences (1) Safety & Protection (1) Electronics & Communications (1)

Our Goals ▪ While Trian believes it has already made an impact on value creation at DuPont, there is much more value to be unlocked; a vote for Trian’s nominees is a vote for four highly qualified individuals who will seek to work collaboratively with the Board to: 1. Assess the corporate structure and determine whether management is capable of achieving best - in - class revenue growth and margins with the existing portfolio or whether there is a need to separate the portfolio; Trian nominees are open - minded as to the best path forward 2. Eliminate excess corporate costs and ensure productivity initiatives hit the bottom line 3. Assess capital allocation including organic investments (R&D, capital expenditures, industrial biosciences initiatives), M&A, and balance sheet efficiency / capital return policies (increasing dividends) 4. Improve corporate governance including transparency of business performance, alignment of compensation programs with performance, and overall accountability for promised performance 18

Disparate Businesses And Overwhelming Complexity: New DuPont (1) Remains A Conglomerate With 44% Of Sales In Low Growth Businesses 19 Sales Growth Has Been Non - Existent (07 - 14) ($bns) (2) Growth in Adjusted PTOI (3) Has Been Anemic ($ bns ) 0 % CAGR $2.1 $1.3 $0.7 $2.1 $2.1 $2.1 $2.3 $2.4 0% 5% 10% 15% 20% 25% $0 $1 $2 $3 2007 2008 2009 2010 2011 2012 2013 2014 2.5 % CAGR This is Despite Performance Materials Over - Earnings As a Result of Record - High Ethylene Spreads Margin %: 16.5 11.0 7.9 17.5 15.2 16.2 18.2 19.7 Ethylene Spread Profit Over Time (07 - 14) ($m) (4) Excluding the ethylene spread PTOI was flat and margins only expanded ~58bps Source: SEC Filings, Investor Presentations, Trian Estimates. PTOI before non - operating pension expense. (1) “New DuPont” as defined by management (DuPont excluding Performance Chemicals segment). (2) 2013 and 2014 figures are adjusted for Viton, which is to be transferred to Performance Chemicals in the spin off. (3) “PTOI” defined as pre - tax operating income. (4) Ethylene spread calculations from Trian, market data sourced from Bloomberg and JP Morgan research. Assumes 95% operating rate of 1,500m pound ethylene facility, assumes its cracking 100% ethane vs propane. ▪ The Performance Materials, Safety and Protection and Electronics and Communications segments have historically been low growth and volatile. Margins have deteriorated despite the significant increase in ethylene spreads $204 $282 $186 $283 $296 $443 $504 $538 2007 2008 2009 2010 2011 2012 2013 2014 $12.5 $12.1 $9.4 $12.2 $13.7 $12.7 $12.7 $12.4 2007 2008 2009 2010 2011 2012 2013 2014

$5.7 $11.3 2007 2014 12.6% 7.7% 2010 Margins 2014 Margins Improving Margins (4) The Other 56%: One Proven Growth Business, Two With Potential Nutrition & Health (12% of sales ) Industrial Biosciences ( 4 % of sales ) Agriculture (40% of sales ) Organic Revenue Growth Has Been Below Target and Weakening Organic Revenue Growth Consistently Below Target Contracting EBIT Margins Since Acquisition (1) Source: SEC Filings, Investor Presentations, Trian Estimates. Note: Compares organic growth to target growth. Danisco acquisition closed in Q2 2011, organic growth starts a year after acquisiti on closes. (1) Margins are post - corporate to make figures comparable. Breaks out Danisco into Industrial Biosciences (its Genencor business) and Nutrition & Health. (2) Blended margin of DuPont legacy nutrition and Danisco. (3) Margins are pro forma for announced synergies of $130m. Synergies are allocated to Nutrition & Health and Industrial Bioscien ces on a % of sales basis. (4) Adjusted PTOI margins. Starts in 2008, the first year DuPont reported Agriculture on a standalone basis. 7 - 9% 5.0% 3.1% 1.7% Target Growth Q2-Q4 '12 Growth 2013 Growth 2014 Growth 7 - 9% 3.4% 3.5% 2.7% Target Growth Q2-Q4 '12 Growth 2013 Growth 2014 Growth ($ bns) Strong Revenue Growth: 10% CAGR 15.4% 16.7% 17.5% 19.5% 20.5% 21.2% 20.8% 2008 2009 2010 2011 2012 2013 2014 18.1% 13.7% 2010 Margins 2014 Margins Contracting EBIT Margins Since Acquisition (1) Unproven 20

Excess Corporate Costs: The Coatings Case Study ▪ In 2012, DuPont announced the sale of Coatings to private equity buyers ▪ At the time, Coatings generated $339m (1) of EBITDA (2011A). Today, that same business, renamed Axalta , generates $851m (2) of EBITDA, an improvement of >150% ▪ In 2014, the new owners filed a Form S - 1 to take Axalta public. The S - 1 disclosed that Pro Forma EBITDA in 2011 was $568m (3) , $229m higher than originally reported by DuPont in the same year – this implies that DuPont burdened the Coatings segment with $229m of excess corporate costs 21 EBITDA Under DuPont ( 2007 - 2011) $339 $568 2011 (As Reported by DuPont) 2011 (As Reported by Axalta S-1) EBITDA – Different Owners, Same Year EBITDA Under New Owners – Improvement ( 2011 - 2014) $380 $339 2007 2011 $568 $851 2011 2014 Source: DuPont and Axalta SEC Filings. (1) Coatings adjusted PTOI plus depreciation expense less an allocation of unallocated corporate costs plus an addback for non - cash items and certain pension expense in - line with Axalta’s current addbacks to make it comparable to Axalta’s figures. Assigns unallocated corporate expense at ~2% of sales (DuPont’s FY2011 unallocated corporate expense and Other as % of FY2011 segment sales) to make margins comparable. (2) Represents Axalta’s Adjusted Operating Income plus Depreciation & Amortization expense for 2014. Metric differs slightly from Axalta’s Adjusted EBITDA (as reported) as it excludes other expense (income) and dividend to non - controlling interest to make EBITDA comparable . (3) Represents Axalta’s Adjusted Operating Income plus Depreciation & Amortization expense for 2011. Metric differs slightly from Axalta’s Adjusted EBITDA (as reported) as it excludes other expense (income) and dividend to non - controlling interest to make EBITDA comparable. (4) Coatings 2007 EBITDA not adjusted for pension, because non - operating pension / OPEB (other post - employment benefits) expense was not disc losed by DuPont ( DuPont had small pension income in 2007 ). (5) Please refer to pages 71 and 72 of Trian’s White Paper, which was filed with the SEC on February 17, 2015 and is available on www.DuPontCanBeGreat.com . (1) (3) (3) (2) (1) (4) • DuPont transferred > $6bn of shareholder wealth to private equity owners by not running Coatings efficiently and selling the business for cash rather than doing a tax - free spin • We estimate that consolidated DuPont is burdened by $ 2 - $ 4 bn of excess corporate costs (5)

Dilutive M&A: Subtraction By Addition Of Danisco 13.8% 15.2% 10.6% 12.5% 9.3% 2010 2010PF For Danisco Margin Target 2014 PF for Synergies Excluding Synergies Nutrition and Industrial Biosciences EBIT Margins (4) Danisco Growth Below Historical and LT Targets 5.2% 5 - 7% 8 - 10% 7 - 9% 3.1% Danisco Avg Growth Rate Danisco Long-term Target DuPont 2011 Long- term Target DuPont 2013 Long- term Target Actual Organic Growth (1) (2) (5) Profitability down 33% Source: Company SEC Filings and Transcripts, Danisco Annual and Quarterly Financial Reports and Transcripts. (1) Danisco historical growth rate is organic growth from FY2005 - 2010 or 5.2%. Fiscal year 2006 growth measures only ingredients growth and Fiscal Year 2007 growth excludes flavours growth (as Danisco sold that business before DuPont acquired Danisco). (2) 2011 long - term targets weighted by 2011 sales of Nutrition and Health and Industrial Biosciences. (3) Revenue growth from Q2 2012 - Q4 2014. (4) Margins are before non - operating pension and OPEB expense. Uses Danisco pension expense to estimate non - operating pension and OPEB expense for Danisco prior to acquisition . For synergy figures, incorporates $130m of synergies based on Company Q4 2012 earnings call transcript (1/22/2013 ). (5) 15.2 % EBIT margin derived by assuming 15.9% margin for Danisco (estimated to be 76% of combined Nutrition and Industrial Bio revenue) and 4.8% margin for legacy soy business plus $130m of synergies. (3) 22

Substantial Agriculture R&D Has Yielded Negative Results 23 Source: SEC filings. (1) Monsanto press release 8/1/12. (2) DuPont press release 3/26/2013. (3) Free Press, “EPA: DuPont failed to warn of popular herbicide’s danger to trees”. Charges taken by DuPont related to customer claims of damage caused by the Imprelis herbicide. (4) Pioneer press release, 12/14/2010. (5) 2010 - 2014 based on Company Data Book and 2014 Form 10 - K. ~$5bn (5) in Agriculture R&D over last 5 years Results ▪ No new biotech traits, of significance, discovered ▪ $1bn jury verdict against DuPont for patent infringement ― A federal jury found that DuPont willfully infringed on Monsanto’s RoundUp Ready 2 patent and owed Monsanto $1bn in damages (1) ― In lieu of this, DuPont and Monsanto agreed to a settlement whereby DuPont will pay a minimum of $1.75bn in royalty payments for Roundup Ready 2 and dicamba (from 2014 through 2023 ) (2) ▪ $1.2bn in charges relating to Imprelis, despite estimated sales of only ~$7m (3) ▪ Paying competitors for science capabilities ― DuPont licenses Bayer’s LibertyLink, Dow’s Herculex, Monsanto’s Roundup Ready, and Syngenta’s Agrisure ― Agrisure license could exceed $ 400m in cumulative payments (4)

$23.7 $24.0 $19.0 $23.7 $28.8 $24.4 $24.0 $23.4 2007 2008 2009 2010 2011 2012 2013 2014 0% CAGR $4.2 $3.0 $2.5 $4.8 $5.8 $5.3 $4.8 $5.3 2007 2008 2009 2010 2011 2012 2013 2014 24 Uneconomic ROIC On 2/3rds Of The Revenue Base (Ex Ag & Pharma) Sales ex Agriculture and Pharma (2007 - 2014) Pre - R&D EBITDA ex Agriculture and Pharma (2007 - 2014) Source: Company SEC filings, Trian Estimates and Company Data Books. Trian estimates Agriculture EBITDA for 2007 using average of 2008 - 2010 Nutrition EBITDA margin (pre - Danisco) and backing out Nut rition EBITDA from segment figures (when DuPont only reported Agriculture and Nutrition as one segment). Assumes 2013 Company acquisition spending in Agriculture was entirely related to Pannar. For 2007, assumes capex and R&D spen d a s % of sales for Agriculture & Nutrition segment is the same as for Agriculture standalone. (1) ROIC defined as change in EBITDA pre - R&D, excluding agriculture and pharma from 2007 - 2014 divided by the sum of 2008 - 2014 ne t capex, R&D and acquisitions. The result is tax - effected at 22%. (2) Weighted average cost of capital calculated using fully diluted market capitalization as of 4/16/2015. Pre - tax cost of debt assumed to be 2.62% based on the yield of recently issued 8 - year debt (issued 2/15/13) as per Bloomberg as of 4/16/2015. Assumes 22% tax rate. Cost of equity assumes risk free rate of 1.89%, the ap proximate yield on the 10 year Treasury as of 4/16/2015, a beta of 1.003 (Source: Bloomberg), and an equity risk premium of 7.5% (Trian estimate). Cost of preferred equity assumed to be 4.2%, consis ten t with weighted average yields on current outstanding preferred. Capital Expenditures, Net Acquisitions & Research and Development ($ in Billions) Cumulative '08-'14 Net Capital Expenditures $9.1 Acquisitions, Net of Divestitures $1.9 Research and Development $6.3 Total Investment $17.3 8.4% 5.0% DuPont's Cost of Capital (WACC) DuPont's Actual ROIC Uneconomic ROIC (1) : Significantly Below WACC (2) DuPont’s inability to generate an attractive return in its non - Agriculture businesses ( 68% of revenues) is concerning especially in light of the current headwinds in Agriculture markets

Trian Will Seek To End “ Crony” Compensation ▪ The Board’s compensation practices have rewarded management for failing to meet its targets. In 2013, management’s long - term incentive plan had a payout of 113% of target despite a TSR in the 25th percentile of DuPont’s peers ▪ That same year, short - term compensation payout was almost 90% despite adjusted EPS growth of 3%, significantly below the Company’s long - term target of 12% EPS growth ▪ In 2014, the Board’s Human Resources and Compensation Committee acknowledged poor operating performance as it exercised “negative discretion” and gave management a 0% payout factor for “corporate performance” under DuPont’s short - term incentive program. However, the Human Resources and Compensation Committee still found a way to pay management by giving an 80 - 100% payout factor for “individual performance” 25 Corporate Performance Rating 0% Individual Performance Rating 80% - 100% Does this make sense? How can it be that the Company is doing poorly operationally but management as individuals are each doing great? Source: Source: DuPont SEC filings and 2011 and 2013 Investor Day Transcripts.

Poor Corporate Governance Structure At Chemours ▪ Trian is concerned that DuPont is spinning off Chemours to stockholders with a poor corporate governance structure – this “entrenchment” tactic could be a barrier to unlocking shareholder value ▪ Boards recognize that stockholders do not want entrenched directors and poor governance at spinoffs; Kraft (from Mondelēz), Time Inc. (from Time Warner ), Gannett (spinning off its publishing business) and PayPal (from eBay) are recently completed or announced spinoffs with shareholder friendly governance provisions ▪ In addition, DuPont has announced that it will appoint two of its directors, Curtis Crawford and Richard H. Brown (who will be Non - Executive Chairman of Chemours), to the Chemours’ Board. Both of these directors received the most “Against” votes for re - election at DuPont’s 2014 annual meeting (excluding DuPont’s CEO and the Lead Director) Anti - Takeover Provisions: Chemours ▪ Staggered board (3 classes) (1) ▪ Supermajority vote (80%) required to amend bylaws and certain provisions of the certificate of incorporation ▪ No stockholder action by written consent ▪ 25% threshold of stockholders to call a special meeting (reduced from 35%) (1) ▪ Did not opt out of Delaware General Corporation Law (DGCL) Section 203 (2) Effects of These Provisions ▪ Limited ability to maximize value through strategic or financial M&A – could prevent stockholders from realizing the highest value for Chemours shares ▪ Reduced accountability – we believe that a staggered board drastically limits the ability of stockholders to hold a board accountable, thus creating a greater risk of the occurrence of value destructive actions by management and the board ▪ Stockholder disenfranchisement – high supermajority thresholds make it almost impossible for stockholders to amend the bylaws or certain provisions of the certificate ▪ Prevention of the discovery of excess holding costs – by creating a “moat” around a DuPont cost structure and management team (at Chemours), stockholders cannot benefit from fresh, third party perspectives (like Axalta) Source: The Chemours Company, LLC Form 10 filed on December 18, 2014, SEC filings. (1) On March 30, 2015, in response to requests for improvements of Chemours corporate governance by Trian and following a stockholder lawsuit, DuPont announced that (i) it was reducing the threshold to call a special meeting from 35% to 25% and (ii) Chemours’ classified board structure will be put to a stockholder vote at Chemours’ first annual meeting in 2016 . However , even if stockholders vote to remove Chemours’ classified board, it will remain in place until at least 2017. (2) DGCL Section 203 covers business combinations with “interested stockholders .” Section 203 of the DGCL prohibits a corporation that has publicly traded stock from engaging in certain business combinations with an interested stockholder (defined as the owner of 15% or more of the corporation’s voting stock), or an in ter ested stockholder’s affiliates or associates, for a three - year period unless, among other exceptions, approval of the board of directors (and, in some cases, the disinterested stockholders) is received . 26

27 Why Trian Needs To Be On The Board

Why Trian Needs To Be On The Board ▪ Eliminate management’s rhetoric ▪ Eliminate management’s “information advantage” ▪ Trian believes it already has had a significant impact, but there is more value to be unlocked ▪ We have a strong track record of creating value 28 1 2 3 4

Rhetoric Vs. Reality: Board/Management Claims DuPont’s Inaccurate Claims The Reality “…operating priority is simply execution…I use data to drive decisions, I set clear targets…I set the competitive benchmarks and I continuously raise the bar.” – May 2, 2013 Investor Day said by Ellen Kullman ▪ That very same day, DuPont lowered long - term targets for six of seven businesses ▪ The Board has never addressed DuPont’s continual miss of its rolling long - term targets (12% earnings growth) (2) ▪ In aggregate, EPS has grown 6% since we invested (3) “Relative to our five year, long - term rolling growth targets (7% rev growth, 12% earnings growth) (1) …, we believe these goals are both appropriate and achievable. We fully endorse management’s plan to achieve them and are encouraged by progress against them .” – Letter to Trian from Alexander Cutler, DuPont’s Lead Director dated March 5, 2014 ▪ Less than four months later, DuPont lowered guidance for the third consecutive year ▪ If DuPont achieved its long - term target, the company would be on pace to deliver $6.45 of EPS this year, more than 50% higher than 2015 EPS guidance (4) “Returning capital to shareholders has always been a priority at DuPont” – March 23, 2015 Letter from Alexander Cutler ▪ Anemic dividend growth in management tenure: 12% vs 66% for proxy peers (5) ▪ Shares outstanding have grown since management began tenure (6) “Trian…nominated…its own director candidates…to advance Trian’s high risk agenda to break up and add excessive debt to the Company” – March 23, 2015 Letter from Alexander Cutler ▪ Trian is open - minded as to on corporate structure ▪ Trian’s “agenda” solely focused on improving operating performance and capital allocation ▪ Trian assumes the business remains investment grade , while DuPont is putting Chemours into junk territory (7) 29 Source: (1) Targets were originally given in Investor Day 2010. (2) Company SEC Filings, Letter to Trian from Alexander Cutler, DuPont’s Lead Director dated March 5, 2014. The Company has missed its annual target for three out of the past four years. (3) SEC filings. (4) Source: SEC filings and E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES NON - GAAP RECONCILIATIONS: 2008 – 2014 (UNAUDITED). Compares the midpoint of DuPont’s guidance for 2015 of $4.10 (as per DuPont Form 8 - K dated January 27, 2015 ) to the implied 2015 EPS based on management’s long - term growth targets set in its 2010 Investor Day, which we calculate as $6.45. Adjusts 2010 EPS to conform to DuPont’s current “Operating EPS methodology”. (5) Refers to proxy peers as disclosed in DuPont’s proxy statement, Represents dividend growth rate from 2008 - 2014. Source: companie s’ SEC filings. (6) Shares outstanding as disclosed in Company Form 10 - K in 2008 and 2014 . (7) DuPont January 27, 2015, Q4 2014 earnings transcript.

Did the Board Know? ▪ Axalta EBITDA was $229mm (or 68%) higher in the same year (2011) under different owners ▪ Ellen Kullman has sold over half of her stock since Trian invested in 2013 ▪ DuPont has reported NINE different EPS figures for 2011 ▪ DuPont used changes in pension accounting to obfuscate the truth that the Company lowered margin targets at its May 2013 investor day ▪ Lack of transparency for reporting financial and operating metrics 30 In Trian’s limited interactions with DuPont’s Board, it has become clear to us that management maintains a significant information advantage over the Board of Directors

2011 GAAP EPS 2011 Non - GAAP EPS $3.68 (1) $3.30 (2) $3.38 (3) $3.77 (4) $3.93 (5) $3.55 (6) $4.02 (7) $3.63 (8) $2.03 (9) 2011 10 - K Page F - 4 2012 10 - K Page F - 4 2012 Databook Page 4 2013 10 - K Page F - 4 1/24/12 8 - K Page 14 1/22/13 8 - K Page 15 2012 Databook Page 4 12/14 Non - GAAP Reconcil. Page 7 (10) DEFA14A 2/17/15 Page 5 (“Important Facts For DuPont Shareholders”) 2/9/2012 2/7/2013 March - 2013 2/5/2014 1/24/2012 1/22/2013 March - 2013 1/27/2015 2/17/2015 The Saga of DuPont’s 2011 EPS: Which EPS Number Will DuPont Choose Today? 31 1 ▪ DuPont’s Written Statement : “Trian’s analysis relies on a 2011 EPS of $4.32 that is not reported in DuPont’s public filings…” – DuPont presentation, February 2015 ▪ The Reality : DuPont has provided nine different “versions” of 2011 EPS 2 3 4 5 6 7 8 Disclosure / Filing Date: Source: 9 Since January 2012, DuPont has provided nine different versions of 2011 EPS. Can DuPont’s independent directors explain why that is ? Trian’s nominees will seek to ensure that the board holds management accountable. Source: Bloomberg, Company Transcripts, SEC filings, Trian calculations. DuPont labels each of these nine EPS figures as follows: (1) “Diluted earnings per share of common stock”. (2) “ Diluted earnings per share of common stock from continuing operations”. (3) “Income from continuing operations after income taxes – diluted”. (4) “Diluted earnings per share of common stock ”. (5) “EPS excluding significant items”. (6) “EPS from continuing operations, excluding significant items”. (7) “Operating earnings after income taxes – diluted”. (8) “EPS – Excluding Significant Items”. (9) “Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non - GAAP)”. (10) See: E . I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES NON - GAAP RECONCILIATIONS: 2008 – 2014, on is available at www.DuPontCanBeGreat.com 1/27/2015.

DuPont Changed Its EPS Reporting Methodology In Late 2012; Then Suggested Reduced Margin Targets Were Correlated To Its Accounting Change ▪ In December 2012, DuPont introduced a new EPS reporting methodology, called “Operating EPS”, which adds back non - operating pension/other post - employment benefit (“OPEB”) costs to non - GAAP EPS ▪ At its May 2013 Investor Day, DuPont gave long - term margin targets by business that differed from those given at its 2011 Investor Day ▪ The Company suggested the difference between these targets was merely an accounting difference (i.e. the non - operating pension / OPEB adjustment); responding to a question about the Industrial Biosciences and Performance Materials segments, management said the following: – “ In terms of margins, the accounting change really accounts for the shift that you're seeing . So we have not revised up or revised down our expectations” ▪ It took prodding from a research analyst during the Q&A for DuPont to admit that certain margin targets were lowered – “…Safety and Protection margin [targets] that you show are 21% to 23% which is what they were 18 months ago. But you now exclude your pension cost…[which was] more than 500 basis points .” – JP Morgan analyst (1) – DuPont responded: “…You're right, Jeff. The margin is lower between 400 and 500 basis points from that standpoint” 32 At DuPont’s 2013 Investor Day, management was not transparent about reducing margin targets, suggesting that reduced margin targets were correlated to the accounting change. Were DuPont’s independent directors aware of this? Trian’s nominees will seek to ensure that the board holds management accountable. Source: DuPont SEC fillings, DuPont Investor Day transcript from May 2, 2013, Trian calculations, non - GAAP reconciliations. (1) Jeff Zekauskas, JP Morgan, DuPont 2013 Investor Day , 5/2/2013.

Lack Of Transparency In Reporting Source : Company Press Releases, SEC Filings, 2006 Data Book, Q3 2013 presentation. (1) From 2010 - 2011, DuPont split Agriculture & Nutrition into 2 segments, only providing one year of historical information for each. From 2008 - 2009, DuPont changed reporting from 6 to 7 segments and adjusted the businesses included within the pre - existing segments (e.g. Safety & Protection, Electronics & Communications). From 2001 - 2002, D uPont dramatically realigned its businesses, excluding Agriculture & Nutrition. (2) 2012 implied gross margins increased by ~960bps using the 2013 annual 8 - K vs the 2012 annual 8 - K (COGS were 61.9% of sales vs 71.5% sales), as the company separated other operating charges from cost of goods sold. Analysis defines gross margin as sales less COGS. (3) SG&A expense as a % of sales. (4) Average cannibalized sales as a percentage of new product sales from 2004 - 2006 sales. Estimates using the graphs provided on page 16 of the 2006 DuPont data book, entitled “Sales From Products Commercialized in Last 5 Years” and “Growth Revenue From Products Commercialized in Last Five Years (Net of Cannibalization). ” (5) Claimed $26m gain related to an equity remeasurement of Pannar, yet in 2012 annual press release identified gain on the s ale of equity method investment as a one - time gain ($122m gain). (6) Source: DuPont Shareholder Update Presentation 10/28/14 (page 27). 1. DuPont “shuffles the deck chairs” with operating segments – Changed segment reporting lines 3 times since 2000 (1) – Constantly re - stated segments (e.g. Viton moved from Performance Materials (PMat) to PChem in 2014) 2. DuPont “shuffles the deck chairs” with the historical income statements – In 2013 Form 10 - K, reported $3.8bn of “other operating charges,” a completely new P&L line, formerly included in COGS, effectively restating the implied gross margin as 960bps higher (2) – A year later, DuPont restated “other operating charges” again – DuPont reduced the 2013 expense by $2.2bn and effectively increased the SG&A ratio by >600bps (3) 3. Management stopped reporting new product cannibalization entirely in 2007 – According to DuPont’s prior Data Books , ~63% of new product sales were cannibalized in the years 2004 - 2006 (4) 4. DuPont lacks a consistent reporting methodology for M&A activity – Gains on asset sales are occasionally included as operating income, e.g. Q3 2013 ~$26m gain on Pannar (5) – When measuring operating margins between 2008 and 2013, DuPont selectively includes the impact of M&A (6) o DuPont excludes Coatings (sale announced in 2012) and PChem (not yet spun), but doesn’t exclude Danisco (acquired in 2011), nor does it pro forma adjust the “base” 2008 margin for the Danisco acquisition 33

Trian Believes It Has Already Made An Impact On Value Creation At DuPont… And That There Is Much More To Be Unlocked 34 Value Destruction Before Trian’s Involvement DuPont’s Actions Since Trian’s Involvement Outstanding Concerns Operations ▪ EPS down >7% since 2011 ▪ Management missed guidance for 3 years in a row (1) ▪ $2.2bn addbacks during management tenure ▪ Revenue growth and margins underperform peers in 5 of 7 segments ▪ Announced Fresh Start Initiative , a $925m cost savings (7) ▪ We estimate $2 - $4bn of excess corporate costs (annually) (8) ▪ Revenue growth and margins still trail peers in 5 of 7 segments ▪ Limited commitment to flow - through Fresh Start cost savings to the bottom line (9) M&A ▪ Transferred >$6bn (2) of value to Private Equity owners by selling Axalta for cash versus tax - free spin - off − Value destruction exacerbated by excess corporate costs: $339m of 2011 EBITDA under DuPont vs $568 standalone (3) ▪ Danisco margins down 33% since acquired (4) ▪ Spinning Chemours tax efficiently (vs. selling for cash) ▪ Other divestitures, including: o Glass Laminating Solutions o DuPont Hotel/Country Club o DuPont Theatre ▪ Performance Chemical spinoff announced in Oct. 2013; completion not expected until mid - 2015, almost two years after announcement Capital Allocation & Governance ▪ Took 10 years to complete the $2bn share buyback program launched in 2001 (5) ▪ Dividend growth rate significantly below that of peers ▪ Poorly timed capex (e.g. $600m Altamira investment during TiO2 oversupply) ▪ ~$5bn of Agriculture R&D has led to zero traits and $2.2bn in litigation costs (6) ▪ Poorly constructed compensation programs ▪ Announced a $5bn share buyback program ▪ Committed to return $4bn of capital to shareholders from Chemours dividend ▪ Upgraded the Board ▪ Amended Key Performance Indicators for 2015 compensation ▪ Limited enhancement of Chemours proposed corporate governance ▪ DuPont rejected universal proxy proposal ▪ No deadline on 60% of buyback program ▪ Uneconomic ROIC on R&D and capex in 2/3 rds of the business ▪ Failure to meet Applied Bioscience goals ▪ Diluted shares outstanding have risen during CEO tenure ▪ Misalignment of management incentives ▪ Poor corporate governance structure at Chemours Source : Company SEC filings, transcripts and press releases. (1) Excludes one - time gains, the impact of better than expected tax rate and other one - time items. (2) Axalta’s current enterprise value of ~$10.4bn minus after - tax sale proceeds of $4bn that DuPont received in sale of Coatings (closed 2013), (3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. See footnotes on page 71 of Trian’s White Paper, which was filed with the SEC on February 17, 2015. (4) Please refer to page 84 of Trian’s White Paper, which was filed with the SEC on February 17, 2015, for further detail. Margins in 2010 at Danisco pro forma for synergies were ~ 13.8% and were 9.3% in 2014. (5) $2bn plan first authorized in 2001. The final purchase under the program was completed in H1 2012 . (6) See 2013 Form 10 - K, and Reuters article on March 26, 2013 “Monsanto, DuPont strike $1.7 billion licensing deal, end lawsuits”, DuPont had Imprelis charges of $1.2bn and $1bn jury verdict for patent infringement on Roundup Ready 2 patent (Monsanto’s trait). In lieu of $1bn payment to Monsanto, DuPont agreed to pay a minimum of $1.75bn to Monsanto in long - term royalty payments for Roundup Ready 2 and dicamba. (7) Represents announcement of Fresh Start Initiative in which $1.3bn cost saving plan includes $375m of costs transferred to Performance Chemicals. (8) Please refer to pages 71 and 72 of Trian’s White Paper, which was filed with the SEC on February 17, 2015. (9) According to Q4 2014 earnings call. Please refer to page 74 of Trian’s White Paper, which was filed with the SEC on February 17, 2015 for further details.

Trian’s Board Engagement Is Comprehensive And Adds Value At large capitalization companies, it is not unusual for Board and Committee meetings to entail a thousand pages of material; as a result, it is difficult, if not impossible, for any director without a team of analysts to thoroughly review all of the information ▪ When a Trian partner joins a Board, the resources of Trian are mobilized: 1. An operational, financial, strategic and legal diligence request list is sent to the company 2. The appropriate Trian team examines all the information (Trian signs a confidentiality agreement) 3. Trian team interacts with several layers of management ▪ The Trian director is therefore able to: 1. Reduce management’s “information advantage” over Board members 2. Provide thoughtful analysis and recommendations based on material, non - public information 3. Ensure decisions are made by the Board in a dispassionate and clinical fashion 35 While DuPont may portray Trian’s involvement as intrusive, history suggests the result is enhanced performance and long - lasting, collaborative relationships with management and other board members; perhaps best evidenced by Trian’s continuing relationships with Bill Johnson, Arthur Winkleblack and Dennis Reilley (Heinz) and Dennis Kass (Legg Mason)

Trian Has A Track Record Of Helping Companies Outperform The Market Over The Long Term ▪ Trian has a track record of adding value in the Boardroom, improving both operating results and share price performance. 36 Notes *Denotes a board on which Nelson Peltz serves or has served (1) Represents the highest percentage of the company's outstanding shares held across all of Trian's equity investment vehicl es at any point during the life of the investment. (2) Time horizon is defined as from the date of Trian’s first purchase through the earlier of 4/16/2015 or last day of public tr ading. (3) The TSR figures in the column titled “Stock” reflect the change in the stock price of each company referenced plus the effect of dividends received over the relevant time period. The TSR figures in the Stock column should not be construed as an indication of the performance of the funds managed by Trian and it should not be assumed that any or all of these investments were or will be profitable in any of the f und s managed by Trian . (4) We highlight the S&P 500 Index (the "Index") here only as widely recognized index, however, for various reasons the performan ce of the Index and that of the individual companies included in this chart may not be comparable. Reference to the S&P 500 used in this chart shall mean the S&P 500 Total Return Index, which includes the price changes of all underlying stocks and all dividends reinvested. S&P data is obtained from Bloomberg using the SPX ticker with the inclusion of dividend re - investment. (5) This category includes all of the investments made by Trian since Trian’s inception in November 2005 (through March 2015): (i ) f or which Trian has filed a Schedule 13D or 13G or made a similar non - U.S. filing or other notification with respect to its investment in the company or ( ii) that were or are a publicly disclosed activist position in which funds managed by Trian invested at least $700 million of capital ( the representative size of Trian’s current activist investments) and where Trian (x) had a designee or nominee on the Board and/or (y) wrote a white paper” and met with management. The companies shown on this page do not represent all of the investments purchased or sold for Trian’s clients . (6) This category includes all other investments made by Trian since Trian’s inception in November 2005 (through March 2015) in which funds managed by Trian held 4.2% or more of the company’s outstanding shares, the percentage that Trian held in chemical company Chemtura. Cumulative Total Shareholder Annual Bps of Highest % of Total Time Return (TSR) (3) Outperformance Company Owned Horizon Over Time Horizon Over Time Horizon Company by Trian (1) (Years) (2) Stock S&P 500 (4) vs. S&P 500 * Wendy's / Tim Hortons 20.3% 9.4 314% 110% 805bps Cadbury / Dr Pepper Snapple 4.4% 8.3 261% 78% 944 Tiffany & Co. 8.7% 8.2 147% 76% 448 * Mondelez / Kraft Foods 3.1% 8.0 167% 74% 590 * H.J. Heinz 4.3% 7.3 177% 53% 890 * Legg Mason 11.4% 6.2 227% 175% 333 Family Dollar 8.5% 5.3 183% 105% 720 Domino's Pizza 9.9% 4.0 518% 72% 4,275 State Street 3.3% 4.1 90% 77% 201 * Ingersoll-Rand / Allegion 7.1% 3.2 154% 70% 1,575 Lazard 6.0% 3.2 128% 68% 1,194 InterContinental Hotels Group 4.0% 3.1 107% 65% 880 PepsiCo 1.3% 2.5 50% 57% (211) Danone 1.0% 2.5 51% 57% (185) DuPont 2.7% 2.1 54% 42% 485 The Bank of New York Mellon 2.7% 1.1 33% 17% 1,393 Cracker Barrel Old Country Store 4.9% 9.5 410% 112% 1,054 Cheesecake Factory 14.0% 7.5 124% 64% 459 Chemtura 4.3% 4.0 (96%) (7%) (5,320) Peet's Coffee & Tea 4.8% 1.8 81% 15% 3,008 Average Outperformance 677bps Average Outperformance for Companies on which Nelson Peltz Serves or has Served on the Board 839bps Core Trian Investments (5) Other Trian Investments (at or above 4.2%) (6)

37 Appendix A: Stock Price Attribution Analysis

Trian Is Responsible For The Two Greatest Days of DuPont’s Share Price Outperformance Since 2009 1 2 3 4 5 Top 5 Days of DD Share Price Outperformance vs. S&P 500 Since 2009 (Management Tenure) The two greatest days of DuPont share price outperformance since 2009 were i) the release of Trian’s White Paper in 2014 and ii) the day Trian’s stake became public in 2013. The next three ‘top days’ were driven by macro events (cyclical companies outperforming the market as sentiment improved in the financial crisis) and other exogenous events. DuPont 1-Day Change 1-Day Change Outperformance Date DD Share Price S&P Share Price vs. S&P 500 Event / Details 9/17/14 5.2% 0.1% +506bps * Trian released initial White Paper & public letter to the DuPont Board * DuPont share price outperformed S&P 500 by ~730 bps over ensuing one month period 7/17/13 5.3% 0.3% +499bps * Trian stake in DuPont was first reported publicly by CNBC * DuPont share price outperformed S&P 500 by ~900 bps over ensuing one month period 4/2/09 7.6% 2.9% +476bps * No company specific news * S&P 500 rallied 3% on improved macro outlook * Cylical companies outperformed, including DuPont 3/10/09 11.0% 6.4% +465bps * No company specific news (day prior was market low in financial crisis) * S&P 500 rallied 6% on improved macro outlook * Cylical companies outperformed, including DuPont 3/16/09 4.0% (0.3%) +430bps * No material company specific news (S&P Chemicals Index +3%) * One week after market hit low during financial crisis * DuPont completed previously announced $100mm capex project 38 Sources: Capital IQ and Bloomberg.

Earnings Events and M&A Announcements, In Our View, Have Led to Value Destruction, Not Value Creation During Management's Tenure DuPont Operational Execution Since 2009 (31 Earnings Events in Total) ▪ Trian reviewed all 31 Earnings Events (quarterly earnings, setting of guidance, changes to guidance, pre - announcements) during management’s tenure ▪ DuPont’s share price declined by $10 cumulatively over all 31 Earnings Events, underperforming the S&P 500 Index by even more, suggesting strong operational execution has not been a primary driver of value creation ▪ Share price has declined in response to 7 of the last 9 Earnings Events, suggesting trends are worsening ▪ This is the case even though some Earnings Events coincided with supposedly “transformational” announcements, such as the review of PChem and the Fresh Start cost cutting program ▪ See Table A for details of each event, the resulting change in DuPont’s share price on an absolute basis and relative to the S&P 500 Index Cumulative Change in Share Price: - $10 Per Share Cumulative Change in Share Price: $0 Per Share ▪ Trian reviewed all eight major M&A, divestiture and portfolio announcements during management’s tenure ▪ DuPont’s share price declined by ~$0.46 cumulatively in response to all eight of these announcements, suggesting M&A / portfolio actions have not been a primary driver of value creation ▪ No single announcement drove so much as 100 bps of share price outperformance vs. the S&P 500 on that day ▪ See Table B for details of each event, the resulting change in DuPont’s share price on an absolute basis and relative to the S&P 500 Index DuPont M&A / Portfolio Developments Since 2009 (8 Major Portfolio Announcements) 39 Sources: Capital IQ, Bloomberg, Company SEC Filings, and DuPont website news and press releases.

Table A: All Earnings Events Since 2009 (1) 40 Source: Company filings; Capital IQ, Bloomberg. (1) Excludes Q4 2008 earnings reaction which occurred in 2009, because the current CEO was not serving in that position durin g Q 4 2008 period. Earnings Events DuPont Stock DuPont Stock Unaffected Following Change Change vs S&P 500 Date Day Event $ % $ % 4/20/09 4/21/09 Q1'09 Earnings Release 1.32 4.9% 0.75 2.8% 7/20/09 7/21/09 Q2'09 Earnings Release (0.01) (0.0%) (0.11) (0.4%) 10/19/09 10/20/09 Q3'09 Earnings Release (0.75) (2.2%) (0.53) (1.5%) 11/2/09 11/3/09 2010 Outlook Issued At Investor Day 0.28 0.9% 0.20 0.6% 1/25/10 1/26/10 Q4'09 Earning Release (0.02) (0.1%) 0.12 0.4% 4/26/10 4/27/10 Q1'10 Earnings Release (1.55) (3.8%) (0.59) (1.4%) 7/26/10 7/27/10 Q2'10 Earnings Release 1.39 3.6% 1.43 3.7% 10/25/10 10/26/10 Q3'10 Earnings Release (0.48) (1.0%) (0.48) (1.0%) 12/8/10 12/9/10 2011 Outlook Issued At Investor Day (0.56) (1.1%) (0.75) (1.5%) 1/24/11 1/25/11 Q4'10 Earnings Release 0.15 0.3% 0.14 0.3% 4/20/11 4/21/11 Q1'11 Earnings Release 0.54 1.0% 0.25 0.4% 7/27/11 7/28/11 Q2'11 Earnings Release 0.02 0.0% 0.18 0.4% 10/24/11 10/25/11 Q3'11 Earnings Release (1.15) (2.5%) (0.23) (0.5%) 12/8/11 12/9/11 Reduced FY 2011 Earnings to $3.87-$3.95 (1.48) (3.2%) (2.27) (4.9%) 12/12/11 12/13/11 2012 Outlook Issued At Investor Day (0.42) (1.0%) (0.05) (0.1%) 1/23/12 1/24/12 Q4'11 Earnings Release 0.06 0.1% 0.11 0.2% 4/18/12 4/19/12 Q1'12 Earnings Release (0.66) (1.2%) (0.35) (0.7%) 7/23/12 7/24/12 Q2'12 Earnings Release (0.97) (2.0%) (0.53) (1.1%) 10/22/12 10/23/12 Q3'12 Earnings Release (4.51) (9.1%) (3.79) (7.6%) 12/11/12 12/12/12 Announces 2012 EPS will be at high end of range of $3.25-3.30 0.61 1.4% 0.58 1.3% 1/18/13 1/22/13 Q4'12 Earnings Release 0.83 1.8% 0.62 1.3% 4/22/13 4/23/13 Q1'13 earnings 9am 2.08 4.1% 1.55 3.1% 6/12/13 6/13/13 Lowers 2013 guidance to $3.85 at Conference (0.35) (0.6%) (1.16) (2.1%) 7/22/13 7/23/13 Q2'13 Earnings Release / PChem Strategic Alternatives Announcement (0.05) (0.1%) 0.06 0.1% 10/21/13 10/22/13 Q3'13 Earnings Release 0.71 1.2% 0.37 0.6% 1/27/14 1/28/14 Q4'13 Earnings Release (0.67) (1.1%) (1.04) (1.7%) 4/16/14 4/17/14 Q1'14 Earnings Releae (0.74) (1.1%) (0.84) (1.2%) 6/26/14 6/27/14 Lowers Guidance To $4.00-$4.10, Announces Fresh Start (2.26) (3.3%) (2.39) (3.5%) 7/21/14 7/22/14 Q2'14 Earnings Call (0.59) (0.9%) (0.92) (1.4%) 10/27/14 10/28/14 Q3'14 Earnings Release 0.07 0.1% (0.74) (1.1%) 1/26/15 1/27/15 Q4'14 Earnings Relese (0.93) (1.3%) 0.06 0.1% Total (10.09) (16.2%) (10.35) (16.6%)

Table B: Major M&A / Portfolio Announcements Since 2009 41 Source: Company filings; Capital IQ, Bloomberg. Note: M&A transactions included in the chart above are only those reported by DuPont in its press releases. Excludes strategi c a lliances and J Vs. M&A / Portfolio DuPont Stock DuPont Stock Unaffected Following Change Change vs S&P 500 Date Day Event $ % $ % 5/13/10 5/14/10 Zhonghao (Fluorochemicals) Interest Announcement (0.94) (2.4%) (0.21) (0.6%) 1/7/11 1/10/11 Danisco acquisition announcement (0.73) (1.5%) (0.66) (1.3%) 4/28/11 4/29/11 Announces Plan To Raise Bid On Danisco 0.04 0.1% (0.09) (0.2%) 4/30/12 5/1/12 Announces Acquisition of Remaining Interest in Solae 0.25 0.5% (0.05) (0.1%) 8/29/12 8/30/12 Coatings Divestiture Announced (0.36) (0.7%) 0.02 0.0% 7/22/13 7/23/13 PChem Strategic Alternatives Announcement (0.05) (0.1%) 0.06 0.1% 10/24/13 10/25/13 Announcement Of PChem Spin-Off 0.52 0.8% 0.25 0.4% 11/20/13 11/21/13 Announce Intent To Sell Glass Laminate Solutions 0.81 1.3% 0.31 0.5% Total (0.46) (2.0%) (0.38) (1.1%)

42 Appendix B: Additional Performance Coatings Information

Estimated Excess Corporate Costs: The Coatings Case Study Approach #1 - % of sales Approach #2 - % of EBITDA ▪ There is a $229m difference between the 2011 Adjusted EBITDA reported by Axalta and DuPont, for its Coatings business ( same company, same year ). We believe much of the difference is excess corporate expense, which in our view, burdens all of DuPont’s businesses ▪ Trian estimates excess corporate costs using two approaches: Source: Axalta Coatings Systems Ltd. Form S - 1 filed on 8/20/14, Trian estimates, and DuPont SEC Filings. (1) Represents Axalta’s Adjusted Operating Income plus Depreciation & Amortization expense. Metric differs slightly from Axalta’s Adjusted EBITDA (as reported) as it excludes other expense (income) and dividend to non - controlling interest to make EBITDA comparable . (2) Coatings adjusted PTOI plus depreciation expense less an allocation of unallocated corporate costs and adds back non - cash items and certain pension expense in - line with Axalta’s current addbacks to make it comparable. Assigns unallocated corporate expense at ~2 % of sales (DuPont’s FY2011 unallocated corporate expense and other as % of FY2011 segment sales ) to make margins comparable. (3) Coatings adjusted PTOI plus depreciation expense and adds back non - cash items and certain pension expense ( in - line with Axalta’s current addbacks to make it comparable). (4) 2014 DuPont EBITDA before Unallocated Corporate represents DuPont’s reported Adjusted Segment PTOI less Other PTOI plus segme nt depreciation for 2014. (5) Unallocated corporate e xpenses plus O ther adjusted PTOI minus 2014 unallocated corporate and other depreciation and amortization. (1) (2) (2) (3) (1) (4) (5) 43 At Axalta / Coatings 2011 Adj. EBITDA - Axalta $568 - 2011 Adj. EBITDA - DuPont, after Unallocated Corporate 339 Excess Allocated and Unallocated Corporate $229 Excess Allocated and Unallocated Corporate $229 ÷ Coatings Segment Sales 4,281 = % of Segment Sales 5.3% Extrapolation to DuPont % of Segment Sales 5.3% x 2014 DuPont Segment Sales 35,006 = Total Excess Corporate Costs $1,869 ($ in millions) ($ in millions) At Axalta / Coatings 2011 Adj. EBITDA - DuPont, before Unallocated Corporate $420 - Unallocated Corporate 80 = 2011 Adj. EBITDA - DuPont, after Unallocated Corporate $339 2011 Adjusted EBITDA - Axalta $568 - 2011 Adj. EBITDA - DuPont, before Unallocated Corporate 420 Excess Allocated Corporate $148 Excess Allocated Corporate $148 ÷ 2011 Adj. EBITDA - DuPont, before Unallocated Corporate 420 = % of Segment EBITDA 35.4% Extrapolation to DuPont % of Segment EBITDA 35.4% x 2014 DuPont EBITDA ex Unalloc Corporate $7,777 Excess Allocated Corporate $2,751 + 2014 Unallocated Corp 907 = Total Excess Corporate Costs $3,658

Estimated Excess Corporate Costs: DuPont’s Methodology Approach #3 - % of Employees ▪ DuPont asserts that Trian has used “faulty extrapolations” (1) to arrive at the estimated $2 - $4bn of excess costs ▪ DuPont might say that Trian’s methodology (Approach #1 and Approach #2) is flawed because – i) DuPont allocates corporate costs by employee count, and – ii) Coatings had an oversized number of employees, thereby inflating the allocated / excess corporate costs at the business ▪ Regardless, by DuPont’s own methodology, there are $1.7bn of excess costs (1) James Collins, Executive Vice President of DuPont at Bank of America Merrill Lynch US Basic Materials Conference (12/10/2014) . (2) See page 71 of Trian’s White Paper, which was filed with the SEC on February 17, 2015. (3) Estimated number of employee at Coatings in 2011 as per Trian estimates and two independent Wall Street research analysts (Bank of America and JP Morgan). See i) “Initiate with Buy; beneficiary of crude oil drop at a discount”, Bank of America initiating coverage report on Axalta, December 22, 2014, and ii ) “New Owners: Initiate Coverage of AXTA with Overweight Rating”, JP Morgan initiating coverage report on Axalta, December 22, 2014. (4) DuPont 2011 Form 10 - K. (5) Incremental value estimated by multiplying Total Excess Corporate Costs on this page (and prior page) by the approximate last tw elve months trading multiple for DuPont (9.8x). Source: Bloomberg. (3) (2) (4) (2) The elimination of just these excess costs implies 26% to 55% of incremental shareholder value (5) 44 (2) ($ in millions) (2) At Axalta / Coatings 2011 Adj. EBITDA - DuPont, before Unallocated Corporate $420 - Unallocated Corporate 80 = 2011 Adj. EBITDA - DuPont, after Unallocated Corporate $339 2011 Adjusted EBITDA - Axalta $568 - 2011 Adj. EBITDA - DuPont, before Unallocated Corporate 420 Excess Allocated Corporate $148 Axalta Employees 13,000 Total 2011 DuPont Employees 70,000 % of Employees 18.6% Extrapolation to DuPont Excess Allocated Corporate $148 ÷ % of Employees 18.6% Implied Excess Allocated Corp Costs $799 + 2014 Unallocated Corp 907 = Total Excess Corporate Costs $1,706

Coatings: The Operational Improvements After The Transaction According to the recent Axalta S - 1 filing and research reports, the private equity firms that acquired DuPont’s Coatings business made the following strategic and operational improvements: 1. Strengthened senior management : Replaced 12 of top 17 executives, including CEO and CFO 2. Created a results - driven culture, focused on profitable growth: Replaced 69 of top 140 managers 3. Accelerated organic net sales growth: – Changed strategy from DuPont strict “run and maintain” mode, in which DuPont took cash from Coatings to grow other businesses – Invested in high growth areas such as China – Aggressively pursued lost market share in the Refinish and Light Vehicle businesses – Aggressively promoted industrial coatings – Realigned businesses on a global versus regional basis 4. Expanded EBITDA margins: F rom 8% in 2011 to 20% in 2014 (1) – Eliminated $229m of excess corporate costs (2) – Transitioned to a more cost effective, coordinated system for CEO, CFO, CAO (e.g., IT platform, global procurement) – Eliminated low margin customer business – Improved customer pricing policy (now taking regular and selective price increases) 5. Invested in European manufacturing to reposition the region for growth (expects $100m of incremental EBITDA in 2017) 6. Generated nearly $200m of working capital funds immediately by creating third party credit terms and improving inventory position (3) Source: Axalta Form S - 1 filed on 8/20/14, Trian estimates SEC Filings, Robert W Baird report 1/12/14,Bank of America report 12/22/14, Citi report 12/22/14. (1) Compares 2011 EBITDA margin reported by DuPont and 2014 EBITDA reported by Axalta. DuPont EBITDA adjusted for unallocated cor por ate expense (2% of sales), and adds back non - cash items and certain pension expense to make it comparable. Axalta EBITDA is Axalta’s Adjusted Operating Income plus D&A. Metric differs slightly from Axalta’s Adjusted EBITDA (as reported) as it excludes other expense (income) and dividend to non - controlling interest to make EB ITDA comparable. (2) Compares 2011 EBITDA reported by DuPont, adjusted for allocated corporate, pension, and non - cash items to 2011 EBITDA reported by Axalta with certain adjustments for non - cash items and pension expense to make comparable with DuPont. (3) According to Axalta cash flow statement in the S - 1, the “changes in operating assets and liabilities” provided a source of cash of $199.2m in 2013. 45